CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  50  to
Registration  Statement No. 2-62076 of Oppenheimer  High Yield Fund on Form N-1A
of our report dated August 15, 2005,  appearing in the  Statement of  Additional
Information,  which is part of such Registration Statement, and to the reference to us under the headings "Independent  Registered Public Accounting Firm" in the
Statement  of  Additional   Information   and  "Financial   Highlights"  in  the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
October 24, 2005